a)
[KPMG LOGO]
KPMG LLP
Suite 700
600 Anton Boulevard
Costa Mesa, CA 92626-7651
Report of In dependent Registered Public Accounting Firm
The Board of Directors
Option One Mortgage Corporation:
We have examined the compliance of Option One Mortgage Corporation and its wholly owned subsidiary, Premier Property Tax Services, LLC (collectively, the Company), with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for publicly-
issued asset-backed securities transactions issued on or after January 1, 2006 for which the Company acted as the master servicer or servicer, involving first lien and second lien subprime residential mortgage loans, excluding loans serviced for transactions issued by any government sponsored enterprises (the Platform), as of and for the 12 month period ended December 31, 2006, to the extent applicable as indicated in Appendix A under the heading "Performed Directly by Option One".
Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on the Company's compliance based on our examination.
Our examination was conducted in accordance with the standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company `s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report . Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
Our examination disclosed the following instance of material noncompliance with the servicing criteria
1122(d)(1)(iv) applicable to the Company during the year ended December 31, 2006. With respect to requirements in the transaction agreements to maintain fidelity bond insurance in an amount that would meet the requirements of Fannie Mae, the fidelity bond amount was lower than the required amount for the period January 1, 2006 to June 16, 2006.
In our opinion, except for the instance of material noncompliance described above, the
Company complied, in all material respects, with the aforementioned servicing criteria, as of and for the 12 month period ended December 31, 2006.
/s/ KPMG LLP
Costa Mesa, California
March 21, 2007
APPENDIX A
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One is
NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreement
X(1)
X(2)
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X(3)
X(4)
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and
otherwise in accordance with the terms of the transaction
agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash
flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as
specified in the transaction agreements.
X
1 Option One asserts to the component of the criterion of monitoring termination triggers related to events of default.
2 Another party performs all other activities related to this criterion.
3. Option One asserts that only two third parties exist within this criterion -- FIS Tax Services (formerly known as LSI Tax
Services) and ZC Sterling Insurance Agency Inc. "ZCSIA". Both of these third parties have provided an assertion and related attestation report for the activities they perform with respect to the relevant criteria.
4 Another party performs all other activities related to this criterion.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One is
NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X(5)
X(6)
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction
agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial
institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(l) of the Securities Exchange
Act.
X
1122(d)(2)(v i)
Unissued checks are safeguarded so as to prevent unauthorized access.
X(7)
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-
backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These
reconciliations are (A) mathematically accurate: (B) prepared within 30 calendar days after the bank statement cutoff date. or such other number of days specified in the transaction
agreements: (C) reviewed and approved by someone other
than the person who prepared the reconciliation; and (D)
contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
5 Option One asserts to this criterion with respect to establishing and maintaining principal & interest custodial accounts and impound (tax & insurance) custodial accounts.
6 Another party performs all other activities related to this criterion.
7 Option One asserts in whole to this criterion as Option One utilizes safety paper blank check stock and has no unissued checks.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One is
NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
Investor Remittances and Reporting
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One is
NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and
applicable
Commission
requirements, Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the
transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction
agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of [pool assets] serviced by the Servicer.
X(8)
X(9)
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and other
terms set forth in the transaction agreements
X(10)
X(11)
1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as required by the transaction agreements or related
I 122(d)(4)(i) mortgage loan documents.
X(12)
X(13)
8 For (A), (B), and (D), the Option One assertion to this criterion is only for the functions of a Servicer clearly identified in transaction documents. (C) is not applicable to Option One.
9 Another party performs all other activities related to this criterion.
10 Option One asserts to timely remittances to the Trustee as defined in the transaction agreements.
11. Another party performs all other activities related to this criterion.
12. Option One asserts to this criterion only as it relates to its obligation to request and obtain a collateral file from the custodian in accordance with the transaction agreements.
13. Another party performs all other activities related to this criterion.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One is
NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
1122(d)(4)(ii)
pool
asset
and related documents are safeguarded as required
by the transaction agreements
X(14)
X(15)
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
X(16)
X(17)
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two
business days after receipt, or such other number of days
specified in the transaction agreements, and allocated to
principal, interest or other items (e.g.. escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)
The Servicer's records regarding the pool asset s agree with the
Servicer's records with respect to an obligor's unpaid principal balance.
X
1122(d)(4)(v i)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made,
reviewed and approved by authorized personnel in accordance
with the transaction agreements and related pool asset
documents,
X
1122(d)(4)(v ii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
requirements established by the transaction agreements.
X
1122(d)(4)(v iii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at
least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example,
phone calls, letters and
X
14. Option One asserts to this criterion as it relates to its responsibility to return collateral files to the custodian when required under the transaction agreements.
15. Another party performs all other activities related to this criterion.
16. Option One's assertion to this criterion is only for the functions of a Servicer clearly identified in transaction documents.
17. Another party performs all other activities related to this criterion.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One is
NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
payment rescheduling plans in cases where delinquency is
deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool
asset documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) such funds are analyzed, in accordance with the obligor's [pool asset] documents, on at least an annual basis, or such other period specified in the transaction
agreements. (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents
and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related [pool assets], or such other number of days specified in the
transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X(18)
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X(19)
X
18. Option One asserts only to tax disbursements made by wholly-owned Premier Property Tax Services, LLC. Option
One also outsources the activities required by this criterion to third parties -- FIS Tax Services (formerly known as LSI
Tax Services) and ZC Sterling Insurance Agency Inc. "ZCSIA" -- each of whom has performed an assessment of their compliance obtained a related attestation report.
19. Option One asserts only to late payments related to tax disbursements made by wholly-owned Premier Property Tax
Services, LLC. Option One also outsources the activities required by this criterion to third parties -- FIS Tax Services
(formerly known as LSI Tax Services) and ZC Sterling Insurance Agency Inc. "ZCSIA" -- each of whom has performed an assessment of their compliance obtained a related attestation report.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
S ERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One is
NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the
Servicer, or such other number of days specified in the
transaction agreements.
X(20)
X
1122(d)(4)(xiv )
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the transaction
agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item
11 14(a)(l) through (3) or Item 1115 of Regulation AB. is
maintained as set forth in the transaction agreements.
X
20. Option One asserts only to tax disbursements made by wholly-owned Premier Property Tax Services, LLC. Option
One also outsources the activities required by this criterion to third parties -- FIS Tax Services (formerly known as LSI
Tax Services) and ZC Sterling Insurance Agency Inc. `ZCSIA" -- each of whom has performed an assessment of their compliance obtained a related attestation report.
Ernst & Young Logo
Ernst & Young
LLP
220 South Sixth Street, Ste. 1400
Minneapolis, MN 55402-4509
Phone: (612) 343-1000
www.ey.com
0703-0810451
A Member Practice of Ernst & Young Global
Report of Independent Registered Public Accounting Firm
We have examined management's assertion, included in the accompanying Report on
Assessment of Compliance with SEC Regulation AB Servicing Criteria, that U.S. Bank
National Association (the Company) complied with the servicing criteria set forth in
Item 1122 (d) of the Securities and Exchange Commission's Regulation AB for
the Corporate Trust Asset Backed Securities platform (the Platform) as of and for the year ended December 31, 2006, except for criteria 1122 (d)(1)(iii), 1122 (d)(4)(i),
1122 (d)(4)(ii), and 1122 (d)(4)(iv) through 1122 (d)(4)(xiv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the
Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the
year ended December 31, 2006, for
the Corporate Trust Asset Backed Securities platform is fairly stated, in all material respects.
/s/ Ernst & Young LLP
February 26, 2007
b)
c)
[KPMG logo]
KPMG LLP
303 East Wacker Drive
Chicago, IL 60601-5212
Report of Independent Registered Public Accounting Firm
The Board of Directors
The Corporate Trust Services division of Wells Fargo Bank National Association:
We have examined ma nagement's assertion, included in the accompanying Appendix I, that the Document Custody section of the Corporate Trust Services division of Wells
Fargo Bank National Association complied with the servicing criteria set forth in Item
1122(d) of the Securities and Exchange Commission's Regulation AB for publicly-issued
(i.e., transaction- level reporting required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and commercial mortgage-backed securities issued on or after January 1, 2006 for which the Company provides document custody services, excluding any publicly issued transactions issued by any government sponsored entity (the Platform) as of and for the twelve months ended December 31,
2006. Management has determined that servicing criteria 1122(d)(4)(i) and 1122(d)(4)(ii)
are applicable to the activities it performs with respect to the Platform, and that all other servicing criteria set forth in Item 1122(d) are not applicable to the document custody services provided by the Company with respect to the Platform. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.
Our examination was conducted in accordance with the standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-
backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the period ended December 31, 2006 is fairly stated, in all material respects.
/s/: KPMG LLP
Chicago, Illinois
March 1,2007
KPMG LLP, a U.S. limited liability partnership, is the U S.
member firm of KPMG International, a Swiss cooperative.